UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 10, 2014

BioFuel Energy Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33530	20-5952523
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1600 Broadway, Suite 1740
Denver, CO 80202
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (303) 640-6500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Transaction Agreement

On June 10, 2014, BioFuel Energy Corp. (the “Company”) entered into a definitive transaction agreement (the “Agreement”) with certain affiliates of Greenlight Capital, Inc. (“Greenlight”) and James R. Brickman (“Brickman”, and together with Greenlight, “Sellers”) pursuant to which the Company will acquire (the “Acquisition”) the equity interests of JBGL Builder Finance LLC and certain subsidiaries of JBGL Capital, LP (collectively, “JBGL”).  Greenlight beneficially owns approximately 35.4% of the outstanding common stock of the Company (comprised of common stock, par value $0.01 per share (the “Common Stock”) and class B common stock, par value $0.01 per share (the “Class B Common Stock”)). Greenlight also holds 780,958 units of limited liability interests in BioFuel Energy, LLC (“LLC Units”), which, together with an equal number of shares of Class B Common Stock, are convertible into shares of the Company’s Common Stock on a one for one basis. In addition, David Einhorn, president of Greenlight, is a director of the Company.  The Acquisition and the related transactions described below were approved by a special committee of disinterested directors of the board of directors (the “Board”) of the Company.

Pursuant to the terms and subject to the conditions of the Agreement, the Company will acquire JBGL for $275 million (the “Purchase Price”).  As consideration in the Acquisition, the Company will issue a number of shares of Common Stock to each of Greenlight and Brickman (the “Equity Issuance”) such that immediately after the closing of the Acquisition (the “Closing”), after giving effect to the Rights Offering (as defined below and together with the related transactions as described below) and the LLC Unit Conversion (as defined below), (i) Greenlight will own 49.9% of the outstanding Common Stock and (ii) Brickman will own 8.4% of the outstanding Common Stock.  The per share value of the Common Stock issued in the Equity Issuance will be the weighted average price per share of Common Stock as quoted on the Nasdaq Stock Market for the five trading days before Closing. The remainder of the Purchase Price will be paid in cash.

To fund a portion of the cash consideration, the Company will conduct a registered offering of rights (the “Rights Offering”), to the holders of its Common Stock as of a record date to be determined, to purchase additional shares of Common Stock to raise gross proceeds (together with the proceeds of Greenlight’s purchase of shares of Common Stock pursuant to the Voting Agreement as well as any increase in the debt financing, each as described below) of at least $70,000,000.  Each right will permit the holder to purchase shares of Common Stock for a per share purchase price equal to 80% of the average closing price per share for the 10 trading days immediately following the date the Company files the registration statement relating to the Rights Offering. However, in no event will the per share purchase price be greater than $5.00 per share or less than $1.50 per share.  The Equity Issuance and Greenlight’s commitment to participate in the Rights Offering (and to purchase the related shares of Common Stock) and its commitment to purchase shares of Common Stock pursuant to the Voting Agreement have been exempted by the Board under the Company’s Section 382 rights plan.  The remaining portion of the cash consideration will be funded through approximately $150,000,000 of debt financing to be provided by Greenlight (which may be increased as described below).

In connection with the Acquisition, the Company will amend its charter (the “Charter Amendment”) to, among other things, change its name, increase its authorized share capital and add customary ownership limitations regarding preservation of the Company’s net operating loss carryforwards (“NOLs”).

The Agreement contains customary representations and warranties from both the Company and JBGL, and also contains customary covenants. The Company has agreed to use its reasonable best efforts to maintain the listing of its Common Stock on the Nasdaq Stock Market.  Greenlight (pursuant to the Voting Agreement) has agreed to convert all of its LLC Units into shares of Common Stock on the date of Closing and the Company has agreed to cause all other holders’, including Company managements’, LLC Units to be converted into Common Stock prior to Closing (the “LLC Unit Conversion”).  The parties to the Agreement (and Greenlight pursuant to the Voting Agreement) have agreed to not take any action prior to Closing that would impair the Company’s NOLs.

In addition, the Company has agreed to take all action necessary, including causing its current directors to resign, in order for David Einhorn to become chairman of the Board and James R. Brickman (and certain other individuals to be selected by Sellers) to be elected or appointed to the Board effective as of Closing.  Further, effective as of Closing, Mr. Brickman will become Chief Executive Officer of the Company pursuant to an employment agreement to be entered into by Mr. Brickman and the Company (the term sheet for which is attached as Exhibit B to the Agreement).  Such employment agreement will have an initial term of five years and will provide Mr. Brickman with an annual base salary of $1.4 million, an annual bonus based on the attainment of performance goals determined by the Board and an initial equity grant of 500,000 options.

The Agreement restricts the Company’s ability to solicit third party offers for the Company to purchase more than 50% of the equity interests in another entity or provide information to or engage in discussions or negotiations with third parties that have made or that might make such an offer. The Agreement allows the Company, under certain circumstances and in compliance with certain obligations, to provide information and participate in discussions and negotiations with respect to unsolicited offers.

The Agreement contains certain termination rights and provides that, upon termination of the Agreement under specified circumstances, including a change in the recommendation of the Board prior to the stockholders’ meeting to adopt the Agreement, the Company will pay Sellers a cash termination fee of $3,000,000.  In addition, if either party terminates the Agreement as a result of the Agreement not being approved by the Company’s stockholders, then the Company must pay Sellers’, JBGL’s and their respective affiliates’ expenses in connection with the contemplated transactions in an amount not exceeding $2,000,000.

The completion of the Acquisition is subject to certain customary conditions, including, among other things, (i) the adoption of the Agreement and the approval of the related transactions by the Company’s stockholders (including an affirmative vote of holders of a majority of the outstanding shares of Common Stock and any Class B Common Stock present and voting at the stockholders' meeting, as well as an affirmative vote of holders of a majority of the outstanding shares of Common Stock and any Class B Common Stock excluding the shares of Common Stock and any Class B Common Stock held by Greenlight) and the approval of the Charter Amendment by holders of a majority of the outstanding shares of Common Stock and any Class B Common Stock, (ii) the consummation of the Rights Offering such that the Company receives in gross proceeds (together with the proceeds of Greenlight's purchase of shares of Common Stock pursuant to the Voting Agreement as described below as well as any increase in the debt financing) of at least $70,000,000, (iii) subject to specified standards, the accuracy of the representations and warranties of the other party, (iv) the absence of any material adverse effect on the other party and (v) the performance in all material respects by the other party of its obligations under the Agreement.  In addition, conditions to Sellers’ obligations to consummate the Acquisition include (i) the cancellation of all options outstanding under the Company’s stock option plan, (ii) the completion of the LLC Unit Conversion, (iii) the availability of at least $3,000,000 of net cash in the Company, (iv) the availability of the Company’s NOLs without impairment and (v) the continued authorization for listing of the Common Stock on the Nasdaq Stock Market.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein. The Agreement has been included solely to provide stockholders with information regarding its terms. It is not intended to be a source of financial, business or operational information about JBGL, Sellers, the Company or their respective subsidiaries or affiliates. The representations and warranties contained in the Agreement are made only for purposes of the Agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to stockholders. Stockholders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of JBGL, Sellers, the Company or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Voting Agreement

On June 10, 2014, and in connection with the execution of the Agreement, Greenlight entered into a Voting Agreement with the Company (the “Voting Agreement”). Pursuant to the Voting Agreement, Greenlight has agreed, among other things, to vote (or cause to be voted) the shares of Common Stock and Class B Common Stock it holds in favor of the adoption of the Agreement and not to dispose of any such shares to third parties (other than affiliates) while the Voting Agreement is in effect.  In addition, Greenlight has agreed to participate in the Rights Offering for its full pro rata share of Common Stock and, if its LLC Units are not converted into Common Stock prior to the record date for the Rights Offering, to purchase the same number of shares of Common Stock it would have purchased pursuant to the Rights Offering had all of its LLC units been converted into Common Stock prior to such record date.  The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Commitment Letter

On June 10, 2014, and in connection with the execution of the Agreement, the Company executed a Commitment Letter with Greenlight (the “Commitment Letter”), pursuant to which Greenlight and its affiliates have committed to provide the Company with a five-year term loan facility in an aggregate principal amount of approximately $150 million to fund, in part, the Acquisition. The aggregate principal amount of the facility is subject to increase in the event that Greenlight fails to obtain backstop commitments for the Rights Offering and the Company raises less than $70,000,000 in the Rights Offering (together with the proceeds of Greenlight's purchase of shares of Common Stock pursuant to the Voting Agreement as described above). Amounts drawn under the facility will bear interest at 9.0% per annum from Closing through the first anniversary thereof and 10% per annum thereafter, and the Company will have a one time option to elect to pay up to one year’s interest in kind.  The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Commitment Letter, a copy of which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Cautionary Statement Regarding Forward-Looking Statements

Any statements in this communication about the Company’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance, including statements regarding the proposed acquisition of JBGL by the Company, the expected timetable for completing the transaction and benefits of the transaction and future opportunities for the combined company and products and securities, that are not historical facts are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect(s),” “estimate(s),” “project(s),” “positioned,” “strategy,” “outlook” and similar expressions. Accordingly, all such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: the parties’ ability to consummate the transaction; the conditions to the completion of the transaction, including the receipt of certain stockholder approvals; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; operating costs, customer loss and business disruption may be greater than expected following the transaction; and general economic conditions that are less favorable than expected. Additional factors that could cause actual results to differ from those anticipated are discussed in our Annual Report on Form 10-K filed with the SEC on March 26, 2014, as amended by Amendment No. 1 to Annual Report on Form 10-K/A, filed with the SEC on April 30, 2014, and our other filings pursuant to the Securities Exchange Act of 1934, as amended. Because the factors referred to above could cause actual results or outcomes to differ materially from those expressed or implied in any forward-looking statements made by the Company, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date of this communication, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after such date.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of JBGL by the Company.  In connection with the proposed transaction, the Company will prepare and mail a proxy statement to its stockholders. This document will be filed with the SEC. STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THESE MATERIALS AND OTHER MATERIALS FILED WITH OR FURNISHED TO THE SEC WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED TRANSACTION AND RELATED MATTERS. In addition to receiving the proxy statement by mail, stockholders also will be able to obtain these documents, as well as other filings containing information about the Company, the proposed transaction and related matters, without charge, from the SEC’s website (http://www.sec.gov) or at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. In addition, these documents can be obtained, without charge, by contacting the Company at the following address and/or telephone number:

BioFuel Energy Corp.
1600 Broadway
Suite 1740
Denver, CO 80202
T: (303) 640-6500

Certain Information Concerning Participants

The Company and certain of its directors, executive officers and other members of management and employees, Greenlight and/or Brickman may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from our stockholders with respect to the proposed transaction. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in the proxy statement relating to the proposed transaction when it is filed with the SEC. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

Non-Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1
Transaction Agreement, dated as of June 10, 2014, by and among BioFuel Energy Corp., JBGL Capital L.P., JBGL Exchange (Offshore), LLC, JBGL Willow Crest (Offshore), LLC, JBGL Hawthorne (Offshore), LLC, JBGL Inwood (Offshore), LLC, JBGL Chateau (Offshore), LLC, JBGL Castle Pines (Offshore), LLC, JBGL Lakeside (Offshore), LLC, JBGL Mustang (Offshore), LLC, JBGL Kittyhawk (Offshore), LLC, JBGL Builder Finance (Offshore), LLC,  Greenlight Onshore Investments, LLC,  JBGL Exchange, LLC, JBGL Willow Crest, LLC, JBGL Hawthorne, LLC, JBGL Inwood, LLC, JBGL Chateau, LLC, JBGL Castle Pines, LP, JBGL Castle Pines Management, LLC, JBGL Lakeside, LLC, JBGL Mustang, LLC, JBGL Kittyhawk, LLC, JBGL Builder Finance, LLC and Brickman Member Joint Venture.*

10.1
Voting Agreement, dated as of June 10, 2014, by and among BioFuel Energy Corp., Greenlight Capital Qualified, L.P., Greenlight Capital, L.P., Greenlight Capital Offshore Partners, Greenlight Reinsurance, Ltd., Greenlight Capital (Gold), LP and Greenlight Capital Offshore Master (Gold), Ltd.

10.2	Commitment Letter, dated as of June 10, 2014, between BioFuel Energy Corp. and Greenlight Capital, Inc., on behalf of its affiliated funds and managed accounts.

* The Company hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOFUEL ENERGY CORP.

Date: June 13, 2014	By:	/s/ Kelly Maguire
Name: Kelly Maguire
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1
Transaction Agreement, dated as of June 10, 2014, by and among BioFuel Energy Corp., JBGL Capital L.P., JBGL Exchange (Offshore), LLC, JBGL Willow Crest (Offshore), LLC, JBGL Hawthorne (Offshore), LLC, JBGL Inwood (Offshore), LLC, JBGL Chateau (Offshore), LLC, JBGL Castle Pines (Offshore), LLC, JBGL Lakeside (Offshore), LLC, JBGL Mustang (Offshore), LLC, JBGL Kittyhawk (Offshore), LLC, JBGL Builder Finance (Offshore), LLC, Greenlight Onshore Investments, LLC, JBGL Exchange, LLC, JBGL Willow Crest, LLC, JBGL Hawthorne, LLC, JBGL Inwood, LLC, JBGL Chateau, LLC, JBGL Castle Pines, LP, JBGL Castle Pines Management, LLC, JBGL Lakeside, LLC, JBGL Mustang, LLC, JBGL Kittyhawk, LLC, JBGL Builder Finance, LLC and Brickman Member Joint Venture.*

10.1
Voting Agreement, dated as of June 10, 2014, by and among BioFuel Energy Corp., Greenlight Capital Qualified, L.P., Greenlight Capital, L.P., Greenlight Capital Offshore Partners, Greenlight Reinsurance, Ltd., Greenlight Capital (Gold), LP and Greenlight Capital Offshore Master (Gold), Ltd.

10.2	Commitment Letter, dated as of June 10, 2014, between BioFuel Energy Corp. and Greenlight Capital, Inc., on behalf of its affiliated funds and managed accounts.

* The Company hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.